As filed with the Securities and Exchange Commission on October 12, 1999

                                               Registration No. 333-
                                                                    ------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             Registration Statement
                                      Under
                           The Securities Act of 1933

                               BORDERS GROUP, INC.
             (Exact name of registrant as specified in its charter)

             Michigan                                 38-3196915
   (State or other jurisdiction          (I.R.S. Employer Identification No.)
 of incorporation or organization)

                                100 Phoenix Drive
                            Ann Arbor, Michigan 48108
               (Address of principal executive offices) (Zip Code)

                   BORDERS GROUP, INC. 1998 STOCK OPTION PLAN
                            (Full title of the plan)

                             Thomas D. Carney, Esq.
                  Vice President, Secretary and General Counsel
                               Borders Group, Inc.
                                100 Phoenix Drive
                            Ann Arbor, Michigan 48108
                                 (734) 477-1100
(Name, address and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                               Amount of             Proposed Maximum       Proposed Maximum
 Title of Securities to     Securities to be        Offering Price Per     Aggregate Offering          Amount of
     be Registered           Registered (1)             Share (2)                 Price            Registration Fee
======================================================================================================================
Common Stock                2,000,000 shares           $ 13.53125            $ 27,062,500               $ 7,525.00
======================================================================================================================

(1) Pursuant to Rule 416, this Registration Statement also covers any additional shares of Common Stock which may be issuable pursuant to the antidilution provisions of the Borders Group, Inc. 1998 Stock Option Plan.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h), based upon the average of the high and low prices of the Common Stock reported by the New York Stock Exchange on October 8, 1999.

                              EXPLANATORY STATEMENT

         This Registration Statement is filed pursuant to General Instruction E to Form S-8 by Borders Group, Inc., a Michigan corporation (the "Company"), in order to register 2,000,000 shares of Common Stock, which shares are in addition to those previously registered on a Registration Statement on Form S-8 (File No. 333-64101) filed with the Securities and Exchange Commission (the "Commission") on September 23, 1998 for issuance pursuant to the Borders Group, Inc. 1998 Stock Option Plan. The contents of such previously filed Registration Statement (File No. 333-64101) are incorporated herein by reference.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         The Company hereby incorporates by reference in this Registration Statement the following documents previously filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

         1. The Company's Annual Report on Form 10-K for the year ended January 24, 1999.

         2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above.

         3. The description of the Common Stock of the Company set forth in the Form 8-B of the Company dated August 28, 1997.

         All documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the common stock being registered hereby will be passed upon for the Company by Thomas D. Carney, Esq., Vice President, Secretary, and General Counsel of the Company. Mr. Carney beneficially owns 16,238 shares of common stock and holds options to purchase 142,040 additional shares of common stock.

Item 8.  Exhibits

        5         Opinion of Thomas D. Carney

       23         Consent of PricewaterhouseCoopers LLP

       24         Power of Attorney (included in Signature Page)

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on this 12th day of October, 1999.

                                       BORDERS GROUP, INC.

                                       By:    /s/ Robert F. DiRomualdo
                                           -------------------------------------
                                              Robert F. DiRomualdo
                                              Chairman, Chief Executive Officer,
                                                President and Director

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Borders Group, Inc., hereby severally and individually constitute and appoint Robert F. DiRomualdo and Thomas D. Carney, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8, and all instruments necessary or advisable in connection therewith, and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and other instruments.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                     Name                                           Title                               Date
                     ----                                           -----                               ----

  /s/ Robert F. DiRomualdo                            Chairman, Chief Executive Officer,       October 12, 1999
-----------------------------------------------             President and Director
Robert F. DiRomualdo                                    (Principal Executive Officer)

  /s/ George R. Mrkonic                                   Vice Chairman and Director           October 12, 1999
-----------------------------------------------
George R. Mrkonic

                                                  Senior Vice President and Chief Financial
  /s/ Kenneth E. Scheve                          Officer (Principal Financial and Accounting   October 12, 1999
-----------------------------------------------                    Officer)
Kenneth E. Scheve

  /s/ Peter R. Formanek                                            Director                    October 12, 1999
-----------------------------------------------
Peter R. Formanek

  /s/ Victor L. Lund                                               Director                    October 12, 1999
-----------------------------------------------
Victor L. Lund

  /s/ Edna Greene Medford
-----------------------------------------------                    Director                    October 5, 1999
Edna Greene Medford

  /s/ Larry Pollock                                                Director                    October 12, 1999
-----------------------------------------------
Larry Pollock

  /s/ Leonard A. Schlesinger                                       Director                    October 12, 1999
-----------------------------------------------
Leonard A. Schlesinger

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

      5           Opinion of Thomas D. Carney
     23           Consent of PricewaterhouseCoopers LLP
     24           Power of Attorney (included in Signature Page)